Exihbit 10.6

EXECUTION VERSION

AMENDED AND RESTATED EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED EXCHANGE AGREEMENT (as amended from time to time in accordance with its terms, this “Agreement”), dated as of August 19, 2026, among Charter Communications, Inc., a Delaware corporation (“Charter”), CCH II, LLC, a Delaware limited liability company (together with any Person or Persons in the Charter Group (as defined below) to whom CCH II, LLC transfers any Units (as defined below) or who otherwise holds any Units, the “Charter Member”), Charter Communications Holdings, LLC, a Delaware limited liability company (“Charter Holdings”), Advance/Newhouse Partnership, a New York partnership (“A/N”), Cox Enterprises, Inc., a Delaware corporation (“Cox”), Cox Communications Equity Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Cox (“Cox Newco”), and such other permitted holders of Class B Common Units (as defined herein) and Class C Common Units (as defined herein) from time to time party hereto.

WHEREAS, Charter, CCH II, LLC, Charter Holdings and A/N are party to the Exchange Agreement, dated as of May 18, 2016 (the “Existing Exchange Agreement”);

WHEREAS, the parties hereto desire to establish economic equivalency between Common Units (as defined herein) and Class A Common Stock (as defined herein);

WHEREAS, the parties hereto desire to provide for the exchange from time to time of Class B Common Units and Class C Common Units, in each case, for cash or for shares of Class A Common Stock on the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to amend and restate the Existing Exchange Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

SECTION 1.1          Definitions.  The following definitions shall for all purposes, unless the context otherwise clearly indicates, apply to the capitalized terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person; it being understood that “control” or any correlative version thereof in this Agreement shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.  Notwithstanding anything to the contrary set forth in this Agreement, (i) Charter and its Subsidiaries shall not be deemed to be Affiliates of A/N or any of its Affiliates, (ii) Charter and its Subsidiaries shall not be deemed to be Affiliates of Cox or any of its Affiliates and (iii) for the purposes of this Agreement, A/N and Cox and their respective Affiliates shall not be deemed to be Affiliates of Cox or A/N or any of their respective Affiliates, respectively.

“Agreement” has the meaning set forth in the preamble hereto.

“A/N” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of Charter.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Calendar Quarter” means each January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

“Cash Exchange Payment” means an amount in cash equal to the product of (x) the number of Class B Common Units Exchanged or Class C Common Units Exchanged, as applicable, in each case, in respect of which the Manager (on behalf of Charter Holdings) has not elected to deliver shares of Class A Common Stock, and (y) the VWAP of the Class A Common Stock for the two (2) consecutive Trading Days ending on and including the Trading Day immediately prior to the date of delivery of the relevant Exchange Notice or Notice of Foreclosure; provided that in calculating such average, (i) the Closing Price for any Trading Day during the two (2) Trading Day period prior to the Ex-Dividend Date of any extraordinary distributions made on the Class A Common Stock during the two (2) Trading Day period shall be reduced by the value of such distribution per share of Class A Common Stock, and (ii) the Closing Price for any Trading Day during the two (2) Trading Day period prior to the date of a Subdivision or Combination of Class A Common Stock occurring during the two (2) Trading Day period shall automatically be adjusted in inverse proportion to such Subdivision or Combination; and provided, further, that in connection with any Exchange (other than pursuant to Section 2.1(b)) in connection with, and immediately prior to, a Change of Control, the Cash Exchange Payment shall be the fair market value, as determined by the Board of Directors in good faith, of the per share consideration to be received by the holders of the Class A Common Stock in connection with the Change of Control.

“Change of Control” means any (i) merger, consolidation or other business combination of Charter or Charter Holdings (or any of their respective Subsidiaries that alone or together represent all or substantially all of Charter’s or Charter Holdings’ consolidated business at that time) or any successor or other entity owning or holding substantially all of the assets of Charter or Charter Holdings and their respective Subsidiaries that results in the holders of Class A Common Stock (in the case of Charter) or the holders of Common Units (in the case of Charter Holdings) immediately before the consummation of such transaction, or a series of related transactions, holding, directly or indirectly, less than 50% of the equity or voting power of Charter or Charter Holdings (or any such Subsidiary or Subsidiaries) or any successor or other entity owning or holding substantially all of the assets of Charter or Charter Holdings and their respective Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; it being understood that such ownership shall be evaluated on a combined basis (i.e., on an as-converted, as-exchanged basis and without regard to any voting power or ownership limitation on A/N, Cox or their respective Affiliates) so that any ownership interest in the Charter Member shall be aggregated (without duplication) with any ownership interest in Charter Holdings or any such Subsidiary of Charter, any other member of the Charter Group or any such successor; (ii) transfer, in one or a series of related transactions, equity interests representing 50% or more of the equity or voting power of Charter Holdings or Charter (or any of their respective Subsidiaries that alone or together represent all or substantially all of Charter’s or Charter Holdings’ consolidated assets at that time) or any successor or other entity owning or holding substantially all of the consolidated assets of Charter and Charter Holdings and their respective Subsidiaries, taken as a whole, to a Person or Group (other than Charter or any of its Subsidiaries), or entitling such Person or Group to elect a majority of the board of directors or similar governing body of Charter or Charter Holdings (or such Subsidiary or Subsidiaries) or any such successor or other entity; it being understood that such ownership shall be evaluated on a combined basis (i.e., on an as-converted, as-exchanged basis and without regard to any voting power or ownership limitation on A/N, Cox or their respective Affiliates) so that any ownership interest in the Charter Member shall be aggregated (without duplication) with any ownership interest in Charter Holdings or any such Subsidiary of Charter or any such successor; or (iii) sale or other disposition in one or a series of related transactions of all or substantially all of the consolidated assets of Charter and Charter Holdings and their respective Subsidiaries.  Notwithstanding anything to the contrary contained herein, for purposes of determining whether a Change of Control has occurred, it shall be assumed that all Class B Common Units and Class C Common Units have been exchanged for shares of Class A Common Stock (or equity interests of any successor or other entity owning or holding substantially all of the assets of Charter and its Subsidiaries) immediately prior to any such merger, consolidation, other business combination or transfer and there is no limitation on the voting power or ownership limitation on A/N or its Affiliates or on Cox or its Affiliates.

“Charter” has the meaning set forth in the preamble hereto and shall include any successor thereto.

“Charter Certificate” means the Second Amended and Restated Certificate of Incorporation of Charter, as the same may be amended from time to time in accordance with its terms.

“Charter Group” has the meaning set forth in the LLC Agreement.

“Charter Holdings” has the meaning set forth in the preamble hereto and shall include any successor thereto.

“Charter Member” has the meaning set forth in the preamble hereto.

“Chosen Courts” has the meaning set forth in Section 4.9.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of Charter.

“Class A Common Unit” means (i) a Class A Common Unit of Charter Holdings, or (ii) the common stock or other equity securities of a successor corporation or entity for which a Class A Common Unit has been converted or exchanged.

“Class B Common Stock” means the Class B Common Stock, par value $0.001, of Charter.

“Class B Common Unit” means (i) a Class B Common Unit of Charter Holdings, or (ii) the common stock or other equity securities of a successor corporation or entity for which a Class B Common Unit has been converted or exchanged.

“Class B Unitholder” means each holder of one or more Class B Common Units party hereto as of the date hereof or which, following the date hereof, executes a joinder pursuant to Section 4.1 hereof.

“Class C Common Stock” means the Class C Common Stock, par value $0.001, of Charter.

“Class C Common Unit” means (i) a Class C Common Unit of Charter Holdings, or (ii) the common stock or other equity securities of a successor corporation or entity for which a Class C Common Unit has been converted or exchanged.

“Class C Unitholder” means each holder of one or more Class C Common Units party hereto as of the date hereof or which, following the date hereof, executes a joinder pursuant to Section 4.1 hereof.

“Closing Price” means, with respect to any Trading Day, the price per share of the final trade of the Class A Common Stock on such day (but not including any “after hours” trading) on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means any combination of stock or units, as the case may be, by reverse stock split, reclassification, recapitalization or otherwise.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Common Units” means the Class A Common Units, the Class B Common Units and the Class C Common Units.

“Convertible Preferred Unit” means a Convertible Preferred Unit of Charter Holdings.

“Convertible Preferred Unitholder” means each holder of one or more Convertible Preferred Units party hereto as of the date hereof or which, following the date hereof, executes a joinder pursuant to Section 4.1 hereof.

“Cox” has the meaning set forth in the preamble hereto.

“Cox Newco” has the meaning set forth in the preamble hereto.

“Date of Exchange” means, unless otherwise agreed to by Charter, Charter Holdings and the applicable Unitholder, (i) in the case of an exchange pursuant to an Exchange Notice, the later of (a) the date identified in such Exchange Notice, (b) two (2) Business Days following the date of delivery of an Election Notice if the Manager delivers an Election Notice electing to provide consideration in accordance with the Consideration Preference specified in such Exchange Notice (or two (2) Business Days following the date on which the Manager shall have been deemed to have elected to provide consideration in accordance with the Consideration Preference specified in the applicable Exchange Notice), and (c) if the Manager delivers an Election Notice electing to provide consideration that differs from the Consideration Preference specified in such Exchange Notice, the date that is two (2) Business Days following the expiration of the retraction period set forth in Section 2.1(c); and (ii) in the case of an exchange pursuant to Section 3.5 of the LLC Agreement, five (5) Business Days following the date of the applicable Notice of Foreclosure if received by Charter or Charter Holdings or the consummation of another event set forth in clauses (x), (y) or (z) of Section 3.5(a) of the LLC Agreement whereby the relevant Units are deemed surrendered for exchange, as applicable.

“Election Notice” has the meaning set forth in Section 2.1(c).

“Exchange” means the surrender or exchange of Class B Common Units or Class C Common Units, as applicable, for cash or, at the option of the Manager, shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A (or such other form acceptable to Charter Holdings), duly executed by the applicable Class B Unitholder or Class C Unitholder, which notice shall include such Unitholder’s designation of whether such Unitholder prefers to receive a Cash Exchange Payment or shares of Class A Common Stock in the applicable Exchange (a “Consideration Preference”).

“Ex-Dividend Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market regular way, without the right to receive the dividend or distribution in question from Charter, or, if applicable, from the seller of the Class A Common Stock on such exchange or market as determined by such exchange or market.

“Existing Exchange Agreement” has the meaning set forth in the preamble hereto.

“Government Entity” means any federal, state, local or foreign government, governmental subdivision, administrative body or other governmental or quasi-governmental agency, tribunal, court or other entity of competent jurisdiction.

“Group” means “group” within the meaning of Rule 13d-3 under the Exchange Act.

“Law” means any applicable law, statute, ordinance, rule, regulation, code, Order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization (including, for the sake of clarity, any policy statement or interpretation that has the force of law with respect to any of the foregoing, and including common law).

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Charter Holdings, by and among Charter, CCH II, LLC, Cox Communications Equity Holdings, Inc., Segra Acquisition Holdings, Inc., Fiber Holdings Acquisition Holdings, Inc., Fiber Blocker Acquisition Holdings, Inc., RapidScale Acquisition Holdings, Inc., CCH Holding Company, LLC, Hunter Acquisition Holding, Inc., Insight Blocker, LLC, Cabot Acquisition Group, Inc., A/N and Charter Holdings, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Manager” has the meaning set forth in the LLC Agreement.

“NASDAQ” means the NASDAQ Global Select Market or any successor thereto.

“Notice of Foreclosure” has the meaning set forth in the LLC Agreement.

“Order” means any order, injunction, judgment, decree, writ or other enforcement action.

“Permitted Exchange Event” means one of the following events, as of the applicable Date of Exchange:

(i)
the Exchange by a Class B Unitholder representing in the aggregate 2% or less of all outstanding Common Units, provided that (unless otherwise agreed to by Charter and Charter Holdings) no Date of Exchange pursuant to this clause (i) has previously occurred (or will occur pursuant to a prior, unrevoked Exchange Notice pursuant to this clause (i)) in the same Calendar Quarter as such Date of Exchange;

(ii)
the Exchange by a Class C Unitholder representing in the aggregate 2% or less of all outstanding Common Units, provided that (unless otherwise agreed to by Charter and Charter Holdings) no Date of Exchange pursuant to this clause (ii) has previously occurred (or will occur pursuant to a prior, unrevoked Exchange Notice pursuant to this clause (ii)) in the same Calendar Quarter as such Date of Exchange;

(iii)	the Exchange by a Class B Unitholder representing in the aggregate more than 2% of all outstanding Common Units;

(iv)	the Exchange by a Class C Unitholder representing in the aggregate more than 2% of all outstanding Common Units; or

(v)	the Exchange by a Class B Unitholder or a Class C Unitholder in connection with a Change of Control to the extent Common Units are not exchanged under Section 2.1(b).

“Permitted Transferee” has the meaning set forth in Section 4.1.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among Charter, Cox, Cox Newco, A/N and the other parties from time to time party thereto, as such agreement may be amended from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Self-Regulatory Organization” means NASDAQ, the New York Stock Exchange, any national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market or other exchange or similar regulatory body or organization.

“Specified Documents” means this Agreement, the LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Tax Receivables Agreement and the Charter Certificate.

“Stockholders Agreement” means the Third Amended and Restated Stockholders Agreement, dated as of the date hereof, by and among Charter, Cox, Cox Newco and A/N, as such agreement may be amended from time to time in accordance with its terms.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, reclassification, recapitalization or otherwise.

“Subsidiary” means, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such first Person and/or any other Subsidiary of such first Person or (ii) such first Person and/or any other Subsidiary of such first Person is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person.

“Tax Distribution” has the meaning set forth in the LLC Agreement.

“Tax Receivables Agreement” means the Amended and Restated Tax Receivables Agreement, by and among A/N, Cox Newco, Charter and CCH II, LLC, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Trading Day” shall mean any Business Day on which the Class A Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Unitholder” means a Class B Unitholder, a Class C Unitholder or a Convertible Preferred Unitholder.

“Units” has the meaning set forth in the LLC Agreement.

“VWAP” means, for any specified period, with respect to any class of stock, a price per share equal to the volume-weighted average of the trading prices of such stock, as reported by Bloomberg L.P. (with respect to the Class A Common Stock, on the screen entitled “CHTR <EQUITY> AQR SEC” or its equivalent successor if such page is not available) for such period (without regard to pre-open or after hours trading outside of any regular trading session during such period).

Section 1.2          Interpretation.  In this Agreement and in the Exhibits hereto, except to the extent that the context otherwise clearly requires:

(a)          the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b)          defined terms include the plural as well as the singular and vice versa;

(c)          words importing gender include all genders;

(d)          a reference to any statute, regulation or statutory or regulatory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory and regulatory instruments or orders made under it;

(e)          references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections and clauses of, and Exhibits to, this Agreement;

(f)          references in this Agreement to “dollars” or “$” shall mean the lawful currency of the United States of America;

(g)          the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”;

(h)          unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns;

(i)          the terms “either” and “or” are not exclusive;

(j)          the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”; and

(k)          a reference to “financial institution” includes, but is not limited to, any bank, savings and loan association, savings bank, thrift institution, credit union, insurance company, reinsurance company, broker-dealer, investment bank, securities firm, mutual fund, hedge fund, private equity fund, private credit fund, pension fund, sovereign wealth fund, registered investment company, swap dealer, major swap participant, security-based swap dealer, major security-based swap participant, government-sponsored enterprise, finance company, financial holding company, bank holding company, any other entity primarily engaged in the business of banking, lending, investing, underwriting, brokerage, asset management, custody, payment processing, money transmission, financial advisory, financial data services, factoring, leasing or insurance, any Government Entity or instrumentality thereof acting in a financial or monetary capacity, or any other Person that is organized, chartered, licensed, registered or regulated as a financial institution under the Laws of any jurisdiction, in each case, whether domestic or foreign.

The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Article II

Section 2.1          Exchange of Class B Common Units and Class C Common Units.

(a)          Elective or Automatic Exchanges of Class B Common Units and Class C Common Units.

(i)          In the event a Class B Unitholder or Class C Unitholder wishes to effect a Permitted Exchange Event, such Class B Unitholder or Class C Unitholder, as applicable, shall (i) deliver to Charter Holdings an Exchange Notice and (ii) surrender or, in the absence of such surrender, be deemed to have surrendered, all Class B Common Units or Class C Common Units, as applicable, to Charter Holdings (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for such liens, encumbrances and similar restrictions that are permitted to exist by Charter and Charter Holdings) to be surrendered pursuant to such Exchange Notice.

(ii)          The consideration for the Class B Common Units or Class C Common Units, as applicable, to be surrendered pursuant to Section 2.1(a)(i) or automatically exchanged pursuant to Section 3.5 of the LLC Agreement shall be a Cash Exchange Payment by Charter Holdings; provided, however, at the option of the Manager (on behalf of Charter Holdings), the consideration for all or any portion of the Class B Common Units or Class C Common Units, as applicable, to be surrendered pursuant to Section 2.1(a)(i) or automatically exchanged pursuant to Section 3.5 of the LLC Agreement shall be a number of shares of Class A Common Stock equal to the number of Class B Common Units or Class C Common Units, as applicable, surrendered or automatically exchanged, in each case, in respect of which the Manager (on behalf of Charter Holdings) has elected to deliver shares of Class A Common Stock.  If the Manager elects, on behalf of Charter Holdings, for shares of Class A Common Stock to be provided in an Exchange, whether pursuant to Section 2.1(a)(i) or Section 3.5 of the LLC Agreement, (i) Charter shall issue and contribute, directly or indirectly, to Charter Holdings, the number of shares of Class A Common Stock equal to the number of Class B Common Units or Class C Common Units, as applicable, surrendered or automatically exchanged, in each case, in respect of which the Manager (on behalf of Charter Holdings) has elected to deliver shares of Class A Common Stock, (ii) in consideration for the issuance and contribution described in clause (i), Charter Holdings shall issue to the Charter Member the number of Class A Common Units equal to the number of shares of Class A Common Stock issued and contributed to Charter Holdings, (iii) subject to Section 4.8 of the LLC Agreement, Charter shall take such other actions as are necessary to preserve the 1:1 Up-C structure between Charter and Charter Holdings as set forth in Section 2.3(a), and (iv) Charter Holdings shall (A) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of Charter) the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant surrendering Unitholder (or in such other name as is requested in writing by or on behalf of such Unitholder), or, in the case of an automatic exchange of Class B Common Units or Class C Common Units, as applicable, pursuant to Section 3.5 of the LLC Agreement, as directed by the applicable financial institution(s) in the Notice of Foreclosure, in certificated or uncertificated form in the sole discretion (unless otherwise agreed to by Charter and Charter Holdings) of Charter Holdings, or (B) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the surrendering Unitholder set forth in the Exchange Notice or, in the case of an automatic exchange of Class B Common Units or Class C Common Units, as applicable, pursuant to Section 3.5 of the LLC Agreement, at the direction of the applicable financial institution(s) set forth in the Notice of Foreclosure, use its reasonable best efforts to deliver, or cause to be delivered, the shares of Class A Common Stock deliverable to such surrendering Unitholder or, in the case of an automatic exchange of Class B Common Units or Class C Common Units, as applicable, pursuant to Section 3.5 of the LLC Agreement, at the direction of the applicable financial institution(s), in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such surrendering Unitholder in the Exchange Notice or, in the case of an automatic exchange of Class B Common Units or Class C Common Units, as applicable, pursuant to Section 3.5 of the LLC Agreement, at the direction of the applicable financial institution(s) in the Notice of Foreclosure.  An Exchange of Class B Common Units or Class C Common Units pursuant to Section 2.1(a)(i) will be deemed to have been effected immediately prior to the close of business on the Date of Exchange, and an automatic exchange of Class B Common Units or Class C Common Units pursuant to Section 3.5 of the LLC Agreement shall be deemed to have been effected as of the time a foreclosure sale is consummated as set forth in Section 3.5 of the LLC Agreement, in each case, at which time the exchanged Class B Common Units or Class C Common Units, as applicable, shall be deemed cancelled (and thereby cease to exist) without any action required on the part of any Person, including Charter or Charter Holdings; provided, however, that in the event of an Exchange hereunder in connection with, and immediately prior to, a Change of Control, other than in connection with a foreclosure sale, the exchange of Class B Common Units or Class C Common Units, as applicable, shall be deemed to be effective immediately prior to the consummation of the Change of Control.  If any shares of Class A Common Stock are issued pursuant to this Section 2.1(a)(ii), the exchanging Unitholder will be treated as a holder of record of Class A Common Stock as of the close of business on such Date of Exchange or, in the event of an automatic exchange of Class B Common Units or Class C Common Units, as applicable, pursuant to Section 3.5 of the LLC Agreement, the Unitholder that pledged the respective Units will be treated as a holder of record of Class A Common Stock as of the time the foreclosure sale is consummated.  Unless otherwise agreed to by Charter and Charter Holdings, Charter Holdings shall deliver (or cause to be delivered) to or to the order of the exchanging Class B Unitholder or Class C Unitholder, as applicable, or applicable financial institution(s) the cash consideration or certificates, if any, representing the Class A Common Stock deliverable pursuant to Section 2.1(a)(i) on or before the date that is three (3) Business Days following the Date of Exchange or, in the case of an automatic exchange of Class B Common Units or Class C Common Units, as applicable, pursuant to Section 3.5 of the LLC Agreement, as soon as reasonably practicable, and in any event on or before the Date of Exchange.

(b)          Mandatory Exchanges.  In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock required under the Charter Certificate or applicable law, Charter or Charter Holdings shall have the right to require each Class B Unitholder and Class C Unitholder to Exchange some or all of the Class B Common Units and Class C Common Units owned by such Class B Unitholder or Class C Unitholder, respectively (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for such liens, encumbrances and similar restrictions that are permitted to exist by Charter and Charter Holdings), in consideration for the delivery by Charter Holdings to such Class B Unitholder or Class C Unitholder, as applicable, of a number of shares of Class A Common Stock equal to the number of Class B Common Units or Class C Common Units, as applicable, required to be exchanged.  Any such Exchange pursuant to this Section 2.1(b) shall be effected by the surrender or deemed surrender of the Class B Common Units and/or Class C Common Units, as applicable, to be exchanged and shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated), at which time the exchanged Class B Common Units and/or Class C Common Units, as applicable, shall be deemed cancelled without any action required on the part of any Person, including Charter or Charter Holdings.  To effect the delivery of such shares of Class A Common Stock, (i) Charter shall issue and contribute, directly or indirectly, to Charter Holdings, the number of shares of Class A Common Stock equal to the aggregate number of Class B Common Units and/or Class C Common Units, as applicable, surrendered, (ii) in consideration for the issuance and contribution described in clause (i), Charter Holdings shall issue to the Charter Member the number of Class A Common Units equal to the number of shares of Class A Common Stock issued and contributed to Charter Holdings, (iii) subject to Section 4.8 of the LLC Agreement, Charter shall take such other actions as are necessary to preserve the 1:1 Up-C structure between Charter and Charter Holdings as set forth in Section 2.3(a), and (iv) Charter Holdings shall (A) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of Charter) the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant surrendering Unitholder (or in such other name as is requested in writing by or on behalf of such Unitholder), in certificated or uncertificated form, in the sole discretion (unless otherwise agreed to by Charter and Charter Holdings) of Charter Holdings, or (B) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the surrendering Unitholder, use its reasonable best efforts to deliver, or cause to be delivered, the shares of Class A Common Stock deliverable to such surrendering Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by or on behalf of such surrendering Unitholder.  If any shares of Class A Common Stock are issued pursuant to this Section 2.1(b), the surrendering Unitholder will be treated as a holder of record of Class A Common Stock as of immediately prior to the consummation of the Change of Control.  Charter shall provide written notice of an expected Change of Control to all Class B Unitholders and Class C Unitholders within the earlier of (x) five (5) days following the execution of the agreement with respect to such Change of Control and (y) ten (10) days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law.  Charter shall update such notice from time to time to reflect any material changes to such notice.  Charter may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the Commission or a press release posted on its website.  In any mandatory exchange pursuant to this Section 2.1(b), Charter and Charter Holdings shall require the same percentage of outstanding equity interests to be exchanged from each class of equity subject to such mandatory exchange.

(c)          Election.  After receipt of an Exchange Notice, the Manager, on behalf of Charter Holdings, shall deliver a notice of election (an “Election Notice”) within three (3) Business Days of Charter Holdings’ receipt of such Exchange Notice, in which the Manager, on behalf of Charter Holdings, may elect for the consideration in the form of a Cash Exchange Payment or shares of Class A Common Stock or a combination thereof to be provided in an elective Exchange pursuant to Section 2.1(a)(i) to differ from the Consideration Preference specified in such Exchange Notice.  If the Manager elects to provide such consideration that differs from the Consideration Preference specified in the applicable Exchange Notice, the exchanging Class B Unitholder or Class C Unitholder, as applicable, shall have the right to retract such Exchange Notice by delivering written notice to Charter Holdings within two (2) Business Days of receipt of the Election Notice.  If no Election Notice is given within such three (3) Business Day period, the Manager shall be deemed to have elected to provide consideration in accordance with the Consideration Preference specified in the applicable Exchange Notice.

(d)          As set forth in Section 2.1(a)(ii), an exchanging Class B Unitholder or Class C Unitholder  shall be treated as a holder of record of Class A Common Stock as of the close of business on such Date of Exchange, and in the case of an automatic exchange of Class B Common Units or Class C Common Units pursuant to Section 3.5 of the LLC Agreement, the Unitholder that pledged the relevant Units will be treated as a holder of record of Class A Common Stock as of the time the foreclosure sale is consummated.  Such exchanging Class B Unitholder or Class C Unitholder or, in the case of an automatic exchange of Class B Common Units or Class C Common Units pursuant to Section 3.5 of the LLC Agreement, such applicable Unitholder shall be entitled to receive all the benefits to which a holder of record of Class A Common Stock is entitled to receive as of such time.  Charter and Charter Holdings agree that any record date for a dividend or distribution with respect to the Class A Common Stock will occur on the same date as or following the record date for any corresponding pro rata dividend or distribution or other event with respect to the Common Units.

(e)          Cancellation of Class B Common Stock and Class C Common Stock.  All voting rights of the Class B Common Stock with respect to any exchanged Class B Common Unit shall automatically be reduced as provided in the Charter Certificate as of the close of business on the applicable Date of Exchange or at the time the foreclosure sale is consummated, as applicable to the circumstances of the exchange, without any action required on the part of any Person.  All voting rights of the Class C Common Stock with respect to any exchanged Class C Common Unit shall automatically be reduced as provided in the Charter Certificate as of the close of business on the applicable Date of Exchange or at the time the foreclosure sale is consummated, as applicable to the circumstances of the exchange, without any action required on the part of any Person.

(f)          Expenses.  Charter Holdings shall bear its and the Charter Group’s expenses and each exchanging Class B Unitholder and Class C Unitholder or, in the case of an automatic exchange of Class B Common Units or Class C Common Units pursuant to Section 3.5 of the LLC Agreement, the applicable pledgor Unitholder and financial institution, shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Charter Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided that if any shares of Class A Common Stock are to be delivered in a name other than that of the Class B Unitholder or Class C Unitholder (as applicable) that requested the Exchange or applicable financial institution(s), then, unless otherwise agreed to by Charter and Charter Holdings, such Class B Unitholder or Class C Unitholder (as applicable), the pledgor Unitholder or the Person in whose name such shares are to be delivered shall pay to Charter Holdings the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange (to the extent the amount of any such taxes are in excess of what would be required to be paid by Charter or Charter Holdings in connection with, or arising by reason of, such Exchange if the shares of Class A Common Stock were to be delivered in the name of the Class B Unitholder or Class C Unitholder (as applicable) that requested the Exchange or applicable financial institution(s)) or shall establish to the reasonable satisfaction of Charter and Charter Holdings that such tax has been paid or is not payable.  For the avoidance of doubt, each exchanging Class B Unitholder and Class C Unitholder or pledgor Unitholder, as applicable to the circumstances of an exchange, shall bear any and all income or gains taxes imposed on gain realized by such exchanging Class B Unitholder, Class C Unitholder or pledgor Unitholder, respectively, as a result of any such Exchange.

(g)          Treatment for U.S. Federal Income Tax Purposes.  For U.S. Federal income tax purposes, the parties agree to treat an Exchange for cash that is not directly traceable to cash received from Charter as a distribution under Section 731 of the Code and to treat any other Exchange as a “disguised sale” of Class B Common Units from A/N to a member of the Charter Group or as a “disguised sale” of Class C Common Units from Cox Newco to a member of the Charter Group, as applicable, and each of the parties shall file all tax returns in a manner consistent with such treatment.

Section 2.2          Common Stock to Be Issued.

(a)          In connection with any Exchange, whether pursuant to Section 2(a)(i), Section 2(b) or Section 3.5 of the LLC Agreement, or other transaction described herein, Charter and Charter Holdings reserve the right to provide shares of Class A Common Stock that are registered pursuant to the Securities Act, unregistered shares of Class A Common Stock or any combination thereof, as each of them may determine (unless otherwise agreed to by Charter and Charter Holdings) in its sole discretion.

(b)          Charter shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock necessary to satisfy its obligations hereunder.  Charter, Charter Holdings and the exchanging Class B Unitholder(s) and Class C Unitholder(s) shall use their respective reasonable best efforts to obtain the approval of any Government Entity required under any Law prior to and comply with all federal and state securities laws in connection with the issuance of Class A Common Stock in any Exchange.  Charter shall use its reasonable best efforts to list the shares of Class A Common Stock issued in any Exchange on NASDAQ (or such other national securities exchange upon which the Class A Common Stock of Charter may be listed on the Date of Exchange) prior to the delivery thereof to the exchanging Class B Unitholder or Class C Unitholder (as applicable).

(c)          Any Class A Common Stock to be issued by Charter in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

Section 2.3          Capital Structure of Charter and Charter Holdings.

(a)          Charter shall, and shall cause Charter Holdings to, take all actions necessary so that, at all times for as long as this Agreement is in effect (i) each Class B Common Unit has the same economic rights as each Class A Common Unit; (ii) each Class C Common Unit has the same economic rights as each Class A Common Unit; (iii) the number of Class A Common Units outstanding equals the number of shares of Class A Common Stock outstanding; and (iv) subject to Section 4.8 of the LLC Agreement, Charter and Charter Holdings shall otherwise maintain a 1:1 Up-C structure (except with respect to the Class B Common Units, Class C Common Units and Convertible Preferred Units).

(b)          As promptly as practicable following the issuance by Charter of any shares of Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business acquisition by Charter or its Subsidiaries, an equity incentive program or upon the conversion, exercise or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), Charter shall contribute, directly or indirectly, the proceeds of such issuance (including the exercise price or other proceeds or property received in connection with any issuance in connection with the exercise of options, warrants or other rights to purchase shares of Class A Common Stock), if any (net of any selling or underwriting discounts or commissions) to Charter Holdings, and Charter Holdings shall issue Class A Common Units to the Charter Member equal to the number of shares of Class A Common Stock issued; provided that in lieu of such contribution and issuance, Charter may agree with a Class B Unitholder and/or Class C Unitholder to transfer such net proceeds to such Class B Unitholder and/or Class C Unitholder (as applicable) in exchange for the receipt by the Charter Member of a number of Class B Common Units and/or Class C Common Units (as applicable) equal in the aggregate to the number of shares of Class A Common Stock to which such net proceeds relate.  Any agreement by such Class B Unitholder and/or Class C Unitholder (as applicable) shall be in such Class B Unitholder’s and/or Class C Unitholder’s (as applicable) sole discretion.  Any Class B Common Unit or Class C Common Unit so acquired by the Charter Member shall be converted into a Class A Common Unit held by the Charter Member automatically and without any further action by Charter Holdings or the Charter Member.  In such event, subject to Section 4.8 of the LLC Agreement, Charter shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and Charter Holdings as set forth in Section 2.3(a).

(c)          Charter shall not in any manner effect any Subdivision or Combination of Class A Common Stock unless Charter Holdings simultaneously effects a Subdivision or Combination, as the case may be, of Common Units with an identical ratio as the Subdivision or Combination of Class A Common Stock.  Except as set forth in Section 4.8(b)(v) of the LLC Agreement, Charter Holdings shall not in any manner effect any Subdivision or Combination of Common Units unless Charter simultaneously effects a Subdivision or Combination, as the case may be, of Class A Common Stock with an identical ratio as the Subdivision or Combination of Common Units.

(d)          Charter shall not issue any class of equity securities other than its Class A Common Stock, the Class B Common Stock issued to A/N or the Class C Common Stock issued to Cox Newco unless (i) Charter Holdings issues or agrees to issue, as the case may be, to the Charter Member a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of equity securities, equal to the number of such shares of equity securities issued by Charter, (ii) Charter transfers to Charter Holdings the proceeds (net of any selling or underwriting discounts or commissions) of the issuance of such shares of equity securities (and agrees to transfer to Charter Holdings any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable), and (iii) subject to Section 4.8 of the LLC Agreement, Charter takes such other action as is necessary to preserve the 1:1 Up-C structure between Charter and Charter Holdings as set forth in Section 2.3(a); provided that, notwithstanding the foregoing, Charter shall not be required to comply with this sentence in the adoption or implementation of a Rights Plan (as defined in the Charter Certificate) in compliance with the Stockholders Agreement, but shall be required to comply with this sentence in connection with any separation of the rights under such rights plan, provided that none of A/N, Cox nor any of their respective Affiliates (including any of its or the financial institutions to which any Class B Common Units or Class C Common Units have been pledged) is an acquiring person or similar person for which the rights would not be exercisable.

(e)          If Charter makes a dividend or other distribution of Class A Common Stock on its Class A Common Stock, then Charter Holdings shall issue to (i) the Charter Member for each Class A Common Unit held by the Charter Member a number of Class A Common Units equal to the number of shares of Class A Common Stock that was distributed on one share of Class A Common Stock, (ii) each Class B Unitholder for each Class B Common Unit held by such holder a number of Class B Common Units equal to the number of shares of Class A Common Stock that was distributed on one share of Class A Common Stock and (iii) each Class C Unitholder for each Class C Common Unit held by such holder a number of Class C Common Units equal to the number of shares of Class A Common Stock that was distributed on one share of Class A Common Stock.  In such event, subject to Section 4.8 of the LLC Agreement, Charter shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and Charter Holdings as set forth in Section 2.3(a).

(f)          If Charter pays a cash dividend on the Class A Common Stock not funded (or previously funded) by a Tax Distribution (including cash accumulated as a result of a prior Tax Distribution) or other pro rata distribution by Charter Holdings on the Common Units, then each Class B Unitholder holding Class B Common Units and each Class C Unitholder holding Class C Common Units shall be entitled to receive from Charter Holdings a cash amount equal to the amount of the per-share cash dividend paid on one share of Class A Common Stock with respect to each Class B Common Unit held by such Class B Unitholder and each Class C Common Unit held by such Class C Unitholder, as applicable, or, if such Class B Unitholder or Class C Unitholder agrees, that number of Class B Common Units or Class C Common Units, as applicable, equal to the per-share value of such cash dividend, calculated by dividing (i) the amount of the per-share cash dividend paid on one share of Class A Common Stock, by (ii) the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days ending on and including the record date for such dividend, in each case, with respect to each Class B Common Unit held by such consenting Class B Unitholder or Class C Common Unit held by such consenting Class C Unitholder (as applicable).

(g)          If Charter makes a distribution of evidence of indebtedness, assets or property (in each case other than cash or Charter stock) on the Class A Common Stock that the Charter Member did not receive (or previously receive) through a pro rata distribution of such evidence of indebtedness, assets or property on Common Units by Charter Holdings, then each Class B Unitholder holding Class B Common Units and each Class C Unitholder holding Class C Common Units shall be entitled to receive from Charter a cash amount equal to the fair market value of the per-share distribution on one share of Class A Common Stock, as determined by the Board of Directors in good faith, or, if such Class B Unitholder or Class C Unitholder agrees, that number of Class B Common Units or Class C Common Units, as applicable, equal to the per-share value of such distribution, calculated by dividing (i) the fair market value of the per-share distribution on one share of Class A Common Stock, as determined by the Board of Directors in good faith, by (ii) the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days ending on and including the record date for such dividend, in each case, with respect to each Class B Common Unit held by such consenting Class B Unitholder or Class C Common Unit held by such consenting Class C Unitholder (as applicable).

Article III

Section 3.1          Representations and Warranties of Charter.  Charter represents and warrants that (i) it is a corporation duly incorporated and is validly existing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, including the issuance of Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Charter and the consummation by it of the transactions contemplated hereby, including the issuance of the Class A Common Stock, have been duly authorized by all necessary corporate action on the part of Charter, and (iv) this Agreement constitutes a legal, valid and binding obligation of Charter enforceable against Charter in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.2          Representations and Warranties of Charter Holdings and CCH II, LLC.  Charter Holdings and CCH II, LLC each represent and warrant with respect to itself that (i) it is a limited liability company duly incorporated and is validly existing under the laws of the State of Delaware, (ii) it has all requisite limited liability power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Charter Holdings or CCH II, LLC, as applicable, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability action on the part of Charter Holdings or CCH II, LLC, as applicable, and (iv) this Agreement constitutes a legal, valid and binding obligation of Charter Holdings or CCH II, LLC, as applicable, enforceable against Charter Holdings or CCH II, LLC, as applicable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.3          Representations and Warranties of the Class B Unitholders.  Each Class B Unitholder, severally and not jointly, represents and warrants that (i) if such Class B Unitholder is an entity, it is duly incorporated or formed and validly existing under the laws of such jurisdiction, (ii) if such Class B Unitholder is an entity, it has all requisite corporate or other entity power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and if such Class B Unitholder is an individual, it has all requisite capacity and authority to enter into and perform this Agreement and the transactions contemplated hereby, (iii) if such Class B Unitholder is an entity, the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Class B Unitholder, and (iv) this Agreement constitutes a legal, valid and binding obligation of such Class B Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.4          Representations and Warranties of the Class C Unitholders.  Each Class C Unitholder, severally and not jointly, represents and warrants that (i) if such Class C Unitholder is an entity, it is duly incorporated or formed and validly existing under the laws of such jurisdiction, (ii) if such Class C Unitholder is an entity, it has all requisite corporate or other entity power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and if such Class C Unitholder is an individual, it has all requisite capacity and authority to enter into and perform this Agreement and the transactions contemplated hereby, (iii) if such Class C Unitholder is an entity, the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Class C Unitholder, and (iv) this Agreement constitutes a legal, valid and binding obligation of such Class C Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Article IV

Section 4.1          Additional Class B Unitholders and Class C Unitholders.  To the extent any Class B Common Units or Class C Common Units are transferred to another Person in full compliance with the Specified Documents, then such transferee (each, a “Permitted Transferee”) shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B, whereupon such Permitted Transferee shall become a Class B Unitholder or Class C Unitholder, as applicable, hereunder.

Section 4.2          Addresses and Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.2):

(a)	If to Charter, the Charter Member or Charter Holdings, to:

Charter Communications, Inc.
400 Washington Blvd.
Stamford, Connecticut 06902
Attention:     Executive Vice President, General Counsel and Corporate Secretary
E-mail:         [***]
[***]

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:     Steven A. Cohen
John L. Robinson
Steven R. Green
E-mail:         SACohen@wlrk.com
JLRobinson@wlrk.com
SRGreen@wlrk.com

(b)	If to A/N, to:

Advance/Newhouse Partnership
One World Trade Center
New York, New York 10007
Attention:     Chief Legal Officer
E-mail:         [***]

with a copy (which shall not constitute notice) to:

Advance/Newhouse Partnership
6350 Court St.
East Syracuse, NY 13057
Attention:     [***]
E-Mail:         [***]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:     Robert B. Schumer
Michael Vogel
                      Lara Solomons
E-mail:          rschumer@paulweiss.com
mvogel@paulweiss.com
                      lsolomons@paulweiss.com

(c)	If to Cox, to:
Cox Enterprises, Inc.
6205-A Peachtree Dunwoody Road
Atlanta, Georgia 30328
Attention:     Executive Vice President, Chief Legal Officer and Corporate Secretary
E-mail:         [***]

with a copy to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Attention:      Bradley C. Faris
Victoria E. VanStekelenburg
E-mail:          bradley.faris@lw.com
victoria.vanstekelenburg@lw.com

(d)	If to any other Class B Unitholder or Class C Unitholder, to the address and other contact information set forth in the records of Charter Holdings from time to time.

Section 4.3          Further Assurances.  The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

Section 4.4          Termination.  This Agreement shall terminate and be of no further force or effect only at such time as no Class B Common Units, Class C Common Units or Convertible Preferred Units remain outstanding.

Section 4.5          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of all of the parties and their respective successors and permitted assigns, including, for the avoidance of doubt, any successor or assign of Charter or Charter Holdings by operation of law.  Neither Charter nor Charter Holdings may assign their obligations under this Agreement except by operation of law in connection with a Change of Control.

Section 4.6          No Third Party Beneficiaries.  Neither this Agreement nor any provision hereof is intended to confer upon any Person (other than the parties hereto) any rights or remedies hereunder.

Section 4.7          Severability.  The provisions of this Agreement shall be deemed not to be severable.

Section 4.8          Amendment; Waivers.

(a)          No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended except by an instrument in writing executed by Charter, Charter Holdings, A/N (if A/N or its Affiliates at that time hold any Class B Common Units) and Cox or Cox Newco (if Cox, Cox Newco or their Affiliates at that time hold any Class C Common Units).

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9          Consent to Jurisdiction.  Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the Delaware Court of Chancery or, if unavailable, the United States District Court for the District of Delaware, in each case, sitting in the City of Wilmington, Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 4.2.

Section 4.10        Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 4.11        Tax Treatment.  For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the LLC Agreement of Charter Holdings as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

Section 4.12        Entire Agreement.  This Agreement, including the Exhibits to this Agreement, the Specified Documents and the Contribution Agreement, by and among A/N, A/NPC Holdings LLC, Charter, CCH I, LLC and Charter Holdings, dated as of March 31, 2015, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained in this Agreement.  This Agreement supersedes all prior agreements and understandings, including the Existing Exchange Agreement, between the parties with respect to the subject matter hereof and thereof, other than the Specified Documents.

Section 4.13        Specific Performance.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient.

Section 4.14          Independent Nature of Class B Unitholders’ and Class C Unitholders’ Rights and Obligations.  The obligations of each Class B Unitholder and Class C Unitholder hereunder are several and not joint with the obligations of any other Class B Unitholder or Class C Unitholder, and no Class B Unitholder or Class C Unitholder shall be responsible in any way for the performance of the obligations of any other Class B Unitholder or Class C Unitholder hereunder.

Section 4.15          Control of Subsidiaries.  To the extent that this Agreement obligates Charter Holdings or any other member of the Charter Group other than Charter, Charter shall take all action necessary to ensure that such party fulfills its obligations hereunder.  To the extent that this Agreement obligates Cox Newco, Cox shall take all action necessary to ensure that Cox Newco fulfills its obligations hereunder.

Section 4.16          Governing Law.  This Agreement (and all claims, controversies and causes of action, whether in contract, tort or otherwise) and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

CHARTER COMMUNICATIONS, INC.

By:	/s/ Jessica M. Fischer
Name: Jessica M. Fischer
Title: Chief Financial Officer

CCH II, LLC

By:	/s/ Jessica M. Fischer
Name: Jessica M. Fischer
Title: Chief Financial Officer

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:	/s/ Jessica M. Fischer
Name: Jessica M. Fischer
Title: Chief Financial Officer

ADVANCE/NEWHOUSE PARTNERSHIP

By:	/s/ Steven A. Miron
Name: Steven A. Miron
Title: Chief Executive Officer

COX ENTERPRISES, INC.

By:	/s/ Dallas S. Clement
Name: Dallas S. Clement
Title: President

COX COMMUNICATIONS EQUITY HOLDINGS, INC.

By:	/s/ Dallas S. Clement
Name: Dallas S. Clement
Title: President

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

EXHIBIT A

[FORM OF]
EXCHANGE NOTICE

Charter Communications Holdings, LLC
[●]
Attention:  General Counsel

Reference is hereby made to the Amended and Restated Exchange Agreement, dated as of dated as of August 19, 2026 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), among Charter Communications, Inc., Charter Communications Holdings, LLC, Advance/Newhouse Partnership, Cox Enterprises, Inc., Cox Communications Equity Holdings, Inc., CCH II, LLC and such other holders of Class B Common Units (as defined therein) and Class C Common Units (as defined therein) from time to time party thereto.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

Effective as of the Date of Exchange, but subject to the undersigned’s right to withdraw this Exchange Notice as set forth below, the undersigned Class [B/C] Unitholder hereby transfers to Charter Holdings the number of Class [B/C] Common Units set forth below in Exchange for a Cash Exchange Payment to the account set forth below or, at the option of the Manager, for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement.  The undersigned hereby acknowledges that if the Class [B/C] Common Units to be exchanged hereby represent in the aggregate 2% or less of all outstanding Common Units, this Exchange Notice is revocable (without the consent of Charter Holdings) only by a written notice of revocation delivered to Charter Holdings at least two (2) Business Days prior to the Date of Exchange; provided that this Exchange Notice shall not be revocable if Charter Holdings notifies the undersigned in writing that it will deliver a Cash Exchange Payment in respect of the Class [B/C] Common Units that are subject to this Exchange Notice.

Legal Name of Class [B/C] Unitholder:
Address:
Number of Class [B/C] Common Units to be Exchanged:
Date of Exchange:
Consideration Preference:

The undersigned hereby represents and warrants that (i) the undersigned has requisite corporate or other entity power and authority to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws now or hereafter in effect affecting creditors’ rights generally and the availability of equitable remedies; (iii) the undersigned has good and marketable title to its Class [B/C] Common Units that are subject to this Exchange Notice, and such Class [B/C] Common Units are being transferred to Charter Holdings free and clear of any pledge, lien, security interest, right of first refusal or other encumbrance; and (iv) no consent, approval, authorization, order, registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Class [B/C] Common Units subject to this Exchange Notice is required to be obtained or made by the undersigned for the transfer of such Class [B/C] Common Units.

Subject to the undersigned’s right to withdraw this Exchange Notice as set forth in the Exchange Agreement, the undersigned hereby irrevocably constitutes and appoints any officer of Charter or Charter Holdings, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to Charter Holdings or Charter the Class [B/C] Common Units subject to this Exchange Notice and to deliver to the undersigned the cash or the shares of Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

EXHIBIT B

[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Amended and Restated Exchange Agreement, dated as of August 19, 2026 (the “Agreement”), among Charter Communications, Inc. (“Charter”), Charter Communications Holdings, LLC (“Charter Holdings”), Advance/Newhouse Partnership, Cox Enterprises, Inc., Cox Communications Equity Holdings, Inc., CCH II, LLC and each of the other Class B Unitholders and Class C Unitholders from time to time party thereto.  Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement.  This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.  In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Class [B/C] Common Units.  By signing and returning this Joinder Agreement to Charter and Charter Holdings, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Class [B/C] Unitholder in the Agreement, with all attendant rights, duties and obligations of a Class [B/C] Unitholder thereunder and (ii) makes, as of the date hereof, each of the representations and warranties of a Class [B/C] Unitholder in Section [3.3/3.4] of the Agreement as fully as if such representations and warranties were set forth herein.  The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Charter and Charter Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:
Address for Notices:	With copies to:
Attention:

B-1

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Acknowledged as of          , 20  :

CHARTER COMMUNICATIONS, INC.

By:
Name:
Title:

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:
Name:
Title:

B-2